EXHIBIT 99.1

JOINT FILING STATEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed on behalf of each of us with respect to the ownership by each of the undersigned of the shares of Class A Common Stock of Zuora, Inc.

Dated: February 11, 2019

TENAYA CAPITAL V, LP		/s/ Dorian A. Merritt
By:	Tenaya Capital V GP, LP	Thomas Banahan by Dorian A. Merritt as Attorney-in-fact
Its:	General Partner
By:	Tenaya Capital V GP, LLC
Its:	General Partner

By:	/s/ Dorian A. Merritt	/s/ Dorian A. Merritt
	Dorian A. Merritt as Attorney-in-fact	Benjamin Boyer by Dorian A. Merritt as Attorney-in-fact

TENAYA CAPITAL V-P, LP		/s/ Dorian A. Merritt
By:	Tenaya Capital V GP, LP	Stewart Gollmer by Dorian A. Merritt as Attorney-in-fact
Its:	General Partner
By:	Tenaya Capital V GP, LLC
Its:	General Partner

By:	/s/ Dorian A. Merritt	/s/ Dorian A. Merritt
	Dorian A. Merritt as Attorney-in-fact	Brian Melton by Dorian A. Merritt as Attorney-in-fact

TENAYA CAPITAL V GP, LP		/s/ Dorian A. Merritt
By:	Tenaya Capital V GP, LLC	Brian Paul by Dorian A. Merritt as Attorney-in-fact
Its:	General Partner

By:	/s/ Dorian A. Merritt
Dorian A. Merritt as Attorney-in-fact

TENAYA CAPITAL V GP, LLC

By:	/s/ Dorian A. Merritt
Dorian A. Merritt as Attorney-in-fact